Exhibit 20.4
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of February 1977
Distribution Date of March 20, 1997

Original Pool Amount                     $424,879,281.80

Beginning Pool Balance                   $187,443,581.19
Beginning Pool Factor                          0.4411690

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $8,285,359.98
  Interest Collected                       $1,588,955.95

Additional Deposits:
  Repurchase Amounts                          $53,483.63
  Liquidation Proceeds/Recoveries            $612,940.20
Total Additional Deposits                    $666,423.83

Repos/Chargeoffs                             $270,748.46
Aggregate Number of Notes Charged Off                 49

Total Available Funds                     $10,540,739.76

Ending Pool Balance                       178,833,989.12
Ending Pool Factor                             0.4209054

Servicing Fee                                $156,202.98

Repayment of Servicer Advances                     $0.00

Reserve Account:
  Beginning Balance (See Memo Item)       $11,290,986.03
  Target Percentage                                 6.00%
  Target Balance                          $10,730,039.35
  Minimum Balance                          $8,922,464.92
  (Release)/Deposit                         ($560,946.68)
  Ending Balance                          $10,730,039.35

Current Weighted Average APR:                     10.638%
Current Weighted Average Remaining Term (months):  30.16

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           2,164,152.09    1,360
    31-60 days                             443,083.64      340
    60+ days                               202,538.35       97

    Total                                2,809,774.08    1,376

  Balances: 60+ days                     2,978,832.77       97

Memo Item - Reserve Account
  Prior Month                          $11,246,614.87
  + Invest. Income                          44,371.16
  + Transfer from Collections Account            0.00
  Beginning Balance                    $11,290,986.03

Exhibit 20.4
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of February 1997

                                                                NOTES
                                       TOTAL          CLASS A-1       CLASS A-2        CERTIFICATES
Original Pool Amount
 Distributions:                   $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
 Distribution Percentages (1)                                0.00%           96.50%            3.50%
 Coupon                                                     5.900%           6.550%           6.850%

Beginning Pool Balance            $187,443,581.19
Ending Pool Balance               $178,833,989.12
Collected Principal                 $8,338,843.61
Collected Interest                  $1,588,955.95
Charge-Offs                           $270,748.46
Liquidation Proceeds/Recoveries       $612,940.20
Servicing                             $156,202.98
Cash Transfer to Reserve Account            $0.00
  Total Collections Available
    for Debt Service               $10,384,536.78

Beginning Balance                 $187,443,581.19            $0.00  $176,163,080.84   $11,280,500.35

Interest Due                        $1,025,949.68            $0.00      $961,556.82       $64,392.86
Interest Paid                       $1,025,949.68            $0.00      $961,556.82       $64,392.86
Principal Due                       $8,609,592.07            $0.00    $8,308,256.35      $301,335.72
Principal Paid                      $8,609,592.07            $0.00    $8,308,256.35      $301,335.72

Ending Balance                    $178,833,989.12            $0.00  $167,854,824.49   $10,947,164.63
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.5086509833     0.7378827001

Total Distributions                 $9,635,541.75            $0.00    $9,269,813.17      $365,728.58

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $748,995.03

Beginning Reserve Account Balance  $11,290,986.03   see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       ($560,946.68)
Ending Reserve Account Balance     $10,730,039.35


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.4
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of February 1997

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                      5               4                3                 2               1
                                   Oct 1996        Nov 1996         Dec 1996          Jan 1997        Feb 1997

Beg. Pool Balance              $226,786,100.45  $217,488,410.17  $208,524,140.81  $196,665,027.07  $187,443,581.19

A) Loss Trigger:
Principal of Contracts
  Charged off                      $363,306.99      $177,758.77      $252,975.39      $237,245.36      $270,748.46
Recoveries                         $909,010.09      $337,954.80      $444,327.02      $180,374.06      $612,940.20

Total Charged Off (Months 5,4,3)   $794,041.15
Total Recoveries (Months 3,2,1)  $1,237,641.28
Net Loss/(Recoveries) for 3 Mos.  $(443,600.13)(a)

Total Balance
  (Months 5,4,3)               $652,798,651.43(b)

Loss Ratio Annualized [(a/b)(12)]      -0.8154%

Trigger: Is Ratio> 1.5%                     No


B) Delinquency Trigger:
   Balance delinquency 60+ days                                    $3,002,836.67    $2,541,650.90  $2,978,832.77
   As % of Beginning Pool Balance                                       1.44004%         1.29238%       1.58919%
   Three Month Average                                                  1.00033%         1.24500%       1.44054%

Trigger: Is Average> 2.0%                   No


C) Noteholders Percent Trigger:         2.5254%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                 No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer